CNL Strategic Capital, LLC 8-K

Exhibit 99.1

News Release

For information contact: Colleen Johnson Senior Vice President Marketing and Communications CNL Financial Group 407-650-1223

CNL Strategic capital INVESTS in clarion safety systems

in partnershp with Existing management

(Orlando, Fla.) Dec. 9, 2021 — CNL Strategic Capital, LLC acquired a majority equity stake and made a concurrent debt investment in Clarion Safety Systems, LLC in partnership with Clarion’s management. This is the tenth company in CNL Strategic Capital’s portfolio.

Founded in 1990 and headquartered in Milford, Pennsylvania, Clarion is a provider of standards-based visual safety labels and signs that support original equipment manufacturers, facility owners, and employers in reducing risk and protecting workers. Clarion serves thousands of customers across the world in a large and diverse set of industries. Customers rely on Clarion’s expertise to help them navigate applicable regulatory and safety standards related to risk communication, resulting in the implementation of tailored systems of risk reduction.

About CNL Strategic Capital

CNL Strategic Capital is a publicly registered, non-traded limited liability company that seeks to provide current income and long-term appreciation to individuals by acquiring controlling equity stakes in combination with loan positions in durable and growing middle-market businesses. The company is externally managed by CNL Strategic Capital Management, LLC and Levine Leichtman Strategic Capital, LLC (LLSC). For additional information, please visit cnlstrategiccapital.com.

About CNL Financial Group

CNL Financial Group (CNL) is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $34 billion in assets. CNL is headquartered in Orlando, Florida. For additional information, please visit cnl.com.

About Levine Leichtman Strategic Capital

LLSC is an affiliate of Levine Leichtman Capital Partners, LLC (LLCP), a middle-market private equity firm with a 38-year track record of successfully investing across various targeted sectors, including franchising, professional services, education and engineered products. LLCP utilizes a differentiated Structured Private Equity investment strategy, combining debt and equity capital investments in portfolio companies. This unique structure provides a less dilutive solution for management teams and entrepreneurs, while delivering growth and income with a significantly lower risk profile.

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LLCP’s global team of dedicated investment professionals is led by seven partners who have worked together for an average of 22 years. Since inception, LLCP has managed approximately $12.8 billion of institutional capital across 15 investment funds and has invested in over 90 portfolio companies. LLCP currently manages $9.2 billion of assets and has offices in Los Angeles, New York, Chicago, Charlotte, Miami, London, Stockholm and The Hague. For additional information, please visit llcp.com.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of CNL Strategic Capital’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond CNL Strategic Capital’s control. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments and other risks  described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and the other documents filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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